Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated 25 February 2016 (24 March 2016 for the consolidating financial information included in Note 41), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph stating that Note 41 to the financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10) and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2015, in the following Registration Statements:

F-3 333-203157

F-3 333-203157-1

S-8 333-160220

S-8 333-85208

S-8 333-115726

S-8 333-120980

S-8 333-130558

S-8 333-153673

S-8 333-171227

S-8 333-174641

S-8 333-179967

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

24 March 2016